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                                                                       EXHIBIT 5


                       [HOGAN & HARTSON L.L.P. LETTERHEAD]






                                  July 14, 1999

Board of Directors
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045

Ladies and Gentlemen:

            We are acting as counsel to Martek Biosciences Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the resale of (i) warrants (the "Warrants") to purchase up to 509,933 shares of the Company's common stock, par value $.10 per share ("Common Stock"), and (ii) up to 2,038,862 shares of Common Stock, 1,528,929 of which have been issued (the "Common Shares") and 509,933 of which are issuable upon the exercise of the Warrants (the "Warrant Shares") and are to be sold by the holders thereof (the "Selling Stockholders"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

            For purposes of this opinion letter, we have examined copies of the following documents:

            1.    The Registration Statement.

            2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on July 9, 1999 and by the Assistant Treasurer of the Company on the date hereof as being complete, accurate, and in effect.

            3. The Bylaws of the Company, as certified by the Assistant Treasurer of the Company on the date hereof as being complete, accurate, and in effect.


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HOGAN & HARTSON L.L.P.
Board of Directors
July 14, 1999
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            4.    Resolutions of the Board of Directors of the Company dated
                  April 6 and June 4, 1998 and May 26, 1999, as certified by the Assistant Treasurer of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Warrants, the Warrant Shares and the Common Shares and arrangements in connection therewith.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

            This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

            Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Common Shares are validly issued, fully paid and nonassessable, (ii) the Warrants are validly issued and constitute binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law), and (iii) following issuance of the Warrant Shares pursuant to the terms of the Warrants and receipt by the Company of the consideration for the Warrant Shares specified in the resolutions of the Board of Directors referred to above and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

            The opinion expressed above in clause (ii) shall be understood to mean only that if there is a default in performance of an obligation, (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the
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HOGAN & HARTSON L.L.P.
Board of Directors
July 14, 1999
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availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

            This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

            We hereby consent to the filing of this opinion letter as Exhibit
5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,


                                          /s/ HOGAN & HARTSON L.L.P.
                                          ----------------------------------
                                          HOGAN & HARTSON L.L.P.